Exhibit 10.3

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

CAREER EDUCATION CORPORATION

STOCK APPRECIATION RIGHTS AGREEMENT

This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) dated April 8, 2013 (the “Grant Date”) is by and between Career Education Corporation, a Delaware corporation (the “Company”), and Scott Steffey (the “Grantee”).

The Company hereby grants to the Grantee a number of stock appreciation rights in respect of shares of common stock, par value $0.01 per share, of the Company (“Shares”) on the terms and conditions as set forth below (“SAR”). Notwithstanding that the SAR is not, and shall not be deemed to be, granted under the Company’s 2008 Incentive Compensation Plan, as amended (the “Plan”), the SAR shall be subject to all of the terms of the Plan as if it had been granted thereunder, provided, however, that the terms of this Agreement shall control with respect to such matters expressly addressed herein, and all capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Plan.

To evidence the SAR and to set forth its terms, the Company and the Grantee agree as follows:

1.        Grant. The Committee hereby grants to the Grantee on the Grant Date SARs covering              Shares (subject to adjustment consistent with the terms of Section 4.2 of the Plan).

2.        SAR Price. The Strike Price per Share covered by the SAR shall be $[            ] (subject to adjustment consistent with the terms of Section 4.2 of the Plan). The Strike Price is equal to 100% of the Fair Market Value of the Shares on the Grant Date, as calculated in accordance with the terms of the Plan as if the SAR had been granted under the Plan.

3.        Term and Vesting of the SAR. The SAR shall expire on the tenth anniversary of the Grant Date (the “SAR Term”). To the extent any portion of the SAR is not exercised by the expiration of the SAR Term, such portion of the SAR shall be immediately cancelled and forfeited to the Company. Except as provided in Section 4, the SAR shall vest and become exercisable in four equal installments on each of March 14, 2014, March 14, 2015, March 14, 2016 and March 14, 2017 (each a “Vesting Date”), provided that the Grantee remains employed by the Company on each applicable vesting date, except as set forth in this Agreement, such that the SAR shall become fully vested on March 14, 2017; provided, however, that the SAR shall only vest and become exercisable with respect to a whole number of Shares on each Vesting Date and the Company shall accordingly allocate such vesting across the Vesting Dates as evenly as possible. Except as otherwise provided herein, the SAR may be exercised on or following the applicable Vesting Dates with respect to the vested portion, as long as such exercise occurs prior to the expiration of the SAR as provided in this Agreement and consistent with the terms of the Plan.

Notwithstanding the foregoing provisions of this Section 3, and except as otherwise determined by the Committee, as provided in the Plan with respect to awards granted under the Plan or as provided herein, any portion of the SAR which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

4.        Vesting and Exercisability Following Termination of Service.

(a)      In the event the Grantee incurs a Termination of Service by the Grantee for Good Reason or by the Company other than for Cause, death or Disability (as such terms are defined in the employment letter agreement between the Grantee and the Company, dated April 1, 2013 (the “Employment Letter Agreement”), then the SAR shall become fully vested and exercisable on the date of Termination of Service, and shall remain exercisable until the third anniversary of the date of such Termination of Service, but not beyond the expiration of the SAR Term. To the extent any portion of the SAR is not exercised by the third anniversary of such Termination of Service, such portion of the SAR shall be immediately cancelled and forfeited to the Company.

(b)      In the event the Grantee incurs a Termination of Service as a result of his death or Disability, then the SAR shall become fully vested and exercisable on the date of Termination of Service and shall remain exercisable until the first anniversary of the date of such Termination of Service, but not beyond the expiration of the SAR Term. To the extent any portion of the SAR is not exercised by the first anniversary of such Termination of Service, such portion of the SAR shall be immediately cancelled and forfeited to the Company.

(c)      In the event the Grantee incurs a Termination of Service as a result of his Retirement, then the SAR shall remain exercisable until the third anniversary of the date of such Termination of Service, but not beyond the expiration of the SAR Term. To the extent any portion of the SAR is not exercised by the third anniversary of such Termination of Service, such portion of the SAR shall be immediately cancelled and forfeited to the Company.

(d)      In the event the Grantee incurs a Termination of Service by the Company for Cause or by the Grantee for any reason other than as set forth in this Section 4, any portion of the SAR that remains outstanding as of the date of such Termination of Service shall be immediately cancelled and forfeited to the Company.

5.        Exercise of SAR. On or after the date any portion of the SAR becomes exercisable, but prior to the expiration of the SAR in accordance with Sections 3 and 4 above, the portion of the SAR that has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Section 7, by his permitted successor) upon delivery to the Company (or any Person designated by the Company) of a written notice of exercise (which may include a notice made through any electronic system designated by the Company) which identifies this Agreement and states the number of whole Shares for which the SAR is being exercised.

6.        Payment upon Exercise. Upon exercise of all or a specified portion of the SAR, Grantee shall be entitled to receive from the Company an amount, in cash in a lump sum payment, determined by multiplying (a) the difference (if any) obtained by subtracting (i) the Strike Price as set forth in this Agreement from (ii) the Fair Market Value of a Share on the date of exercise of the SAR, by (b) the number of Shares exercised, subject to Section 13 relating to tax withholding and subject to any limitations the Administrator may impose. Such cash payment shall be made as soon as practicable, but in no event later than thirty (30) days following the date of exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan with respect to awards granted under the Plan, this Agreement or applicable law.

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

7.        Limitation Upon Transfer. The SAR and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution, or to a Permitted Transferee; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer the SAR, other than by will or by the laws of descent and distribution or to a Permitted Transferee, or to assign, pledge or hypothecate or otherwise dispose of the SAR or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the SAR or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. The SAR shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

8.        Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the SAR as are provided for in the Plan with respect to awards granted under the Plan.

9.        Effect of Amendment. This Agreement may be amended consistent with the terms of the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan with respect to awards granted under the Plan.

10.      No Limitation on Rights of the Company. The grant of the SAR shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.      No Obligation to Exercise SAR. The granting of the SAR shall impose no obligation upon the Grantee to exercise the SAR.

12.      Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

13.      Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the SAR, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Company regarding the payment of such amount, consistent with the terms of Section 17 of the Plan. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he is responsible for the tax consequences associated with the grant and exercise of the SAR.

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

14.      Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

15.      Governing Law. Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

16.      Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the SAR subject to all the terms and provisions of this Agreement and acknowledges and agrees that the terms of the Plan shall apply to the SAR as if the SAR had been granted under the Plan. The SAR is granted consistent with the terms of the Plan, the terms of which are incorporated herein by reference, and the SAR shall in all respects be interpreted in accordance with the Plan as if the SAR had been granted under the Plan; provided, however, this Agreement shall control with respect to such matters expressly addressed herein. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

17.      Restrictive Covenants. In consideration of receiving the SAR hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee acknowledges and agrees to adhere to, and be bound by, the restrictive covenants set forth in the Employment Letter Agreement. The Grantee hereby further acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the restrictive covenants set forth in the Employment Letter Agreement will not cause the Grantee undue hardship and are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests. Furthermore, it is the intention of the Grantee and the Company that in the event any of the restrictive covenants set forth in the Employment Letter Agreement are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests.

18.      No Stockholder Rights. The SAR represents only the right to receive cash pursuant to the terms hereof and shall not represent an equity security of the Company and shall not carry any voting or dividend rights.

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

19.      Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee indicates his acceptance of the SAR and this Agreement by signing, dating, and returning this Agreement to the Company on or before April     , 2013.

20.      Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. Notwithstanding the terms of the Plan, this Agreement shall control with respect to such matters expressly addressed herein.

[Signature Page Follows]

2013 Employee Stock Appreciation Rights Agreement

Mr. Steffey

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION
By:

Name:

Title:

ACCEPTANCE (OR REJECTION) OF AWARD BY GRANTEE

The undersigned, the Grantee, hereby:          (select one of the options below)

ACCEPTS the award of the SAR as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the terms of the Plan as if the SAR had been granted under the Plan.

REJECTS the award of the SAR contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this award has no impact on any other award of options, restricted stock or restricted stock units you have or will receive, including any restrictive covenants to you are subject pursuant to the agreement(s) governing your previous awards.

Date:
(Signature of Grantee)

Print Name:

Please sign and return your signed copy of this Stock Appreciation Rights Agreement by April     , 2013, to                                         . Failure to do so will result in forfeiture of the award. Please retain a copy of this signed Stock Appreciation Rights Agreement for your records.